SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2001

Mercury General Corporation
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	0-3681 (Commission File Number)	95-221-1612 (I.R.S. Employer Identification No.)

4484 Wilshire Boulevard
Los Angeles, California 90010
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (323) 937-1060

Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 1.1
EXHIBIT 4.1
EXHIBIT 5.1

     This Current Report on Form 8-K is filed by Mercury General Corporation, a California corporation (“Mercury General”), in connection with the matters described herein.

Item 5. Other Events.

     On August 2, 2001, Mercury General entered into an Underwriting Agreement with Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Representatives of the several underwriters named therein (the “Underwriting Agreement”), relating to an underwritten offering of $125,000,000 aggregate principal amount of Mercury General’s 7.25% Senior Notes Due 2011 (the “Notes”) of Mercury General. The terms and conditions of the Notes have been established as set forth in the Officers’ Certificate of Mercury General dated August 2, 2001 (the “Officers’ Certificate”). The Underwriting Agreement and Officers’ Certificate are attached hereto as Exhibits 1.1 and 4.1, respectively, and are incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

1.1	Underwriting Agreement dated as of August 2, 2001 between Mercury General Corporation and Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Representatives of the several underwriters named therein.

4.1	Officers’ Certificate establishing Mercury General Corporation’s 7.25% Senior Notes due 2011 as a series of securities under the Indenture dated as of June 1, 2001 between Mercury General Corporation and Bank One Trust Company, N.A.

5.1	Opinion of Latham & Watkins

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2001	Mercury General Corporation

	By:	/s/ GABRIEL TIRADOR

Gabriel Tirador Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

1.1	Underwriting Agreement dated as of August 2, 2001 between Mercury General Corporation and Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Representatives of the several underwriters named therein

4.1	Officers’ Certificate establishing Mercury General Corporation’s 7.25% Senior Notes due 2011 as a series of securities under the Indenture dated as of June 1, 2001 between Mercury General Corporation and Bank One Trust Company, N.A.

5.1	Opinion of Latham & Watkins

4